Exhibit 4.14

SUPPLEMENTAL INDENTURE
This Supplemental Indenture, dated as of June 28, 2013 (this “Supplemental Indenture” or “Guarantee”), among VerticalResponse, Inc., a Delaware corporation (the “Guarantor”), Deluxe Corporation (together with its successors and assigns, the “Company”), each other Subsidiary Guarantor listed on the signature pages hereto (collectively, the “Existing Guarantors”) and U.S. Bank National Association, as Trustee under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, the Company, the Existing Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of November 27, 2012 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 6.000% Senior Notes due 2020 of the Company (the “Securities”);
WHEREAS, Section 3.7 of the Indenture provides that under certain circumstances the Company is required to cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, the full and punctual payment of the principal of, premium, if any, and interest on the Securities and all other monetary obligations of the Company under the Indenture; and
WHEREAS, pursuant to Section 10.1 of the Indenture, the Trustee, the Company, the Existing Guarantors and the Guarantor are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, including, but not limited to Article XI thereof.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the Guarantor shall be given as provided in this Supplemental Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.5 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.6 Headings. The headings of the Articles and the Sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.7 Trustee. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Guarantor and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first above written.
VERTICALRESPONSE, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer
Address: c/o Deluxe Corporation
3680 Victoria St. N.
Shoreview, Minnesota 55126
Fax: (651) 787-2749
Attention: General Counsel

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Donald T. Hurrelbrink                Name: Donald T. Hurrelbrink
Title: Vice President

DELUXE CORPORATION

By: /s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Senior Vice President, Chief Financial Officer

CUSTOM DIRECT, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

CUSTOM DIRECT LLC,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

DELUXE BUSINESS OPERATIONS, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

DELUXE ENTERPRISE OPERATIONS, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

DELUXE FINANCIAL SERVICES, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

DELUXE MANUFACTURING OPERATIONS, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

DELUXE SMALL BUSINESS SALES, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

HOSPTOPIA.COM INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

ORANGESODA, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

SAFEGUARD BUSINESS SYSTEMS, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

SAFEGUARD HOLDINGS, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer